Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated July 16, 2007, relating to the financial statements of Golden Pond Health Care, Inc., and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ ROTHSTEIN, KASS & COMPANY, P.C.

Roseland, New Jersey

July 19, 2007